EXHIBIT 23.11


                   CONSENT OF SIDLEY AUSTIN BROWN & WOOD LLP



               Sidley Austin Brown & Wood LLP hereby consents to all references made to it in the Registration Statement on Form S-1 of ML JWH Strategic Allocation Fund L.P., as filed with the Securities and Exchange Commission on March 4, 2005.


Date: March 4, 2005

                                   Very truly yours,



                                   Sidley Austin Brown & Wood LLP